Exhibit 4.1

NANO DIMENSION LTD.

and

THE BANK OF NEW YORK MELLON

Rights Agreement

Dated as of February 2, 2026

TABLE OF CONTENTS

Section 31.	Benefits of this Agreement.	29
Section 32.	Severability.	29
Section 33.	Governing Law.	29
Section 34.	Counterparts.	29
Section 35.	Descriptive Headings; Interpretation.	30

This Rights Agreement (the “Agreement”), dated as of February 2, 2026, between Nano Dimension Ltd., an Israeli company (the “Company”), and The Bank of New York Mellon, as rights agent (the “Rights Agent”).

WHEREAS, Company and The Bank of New York Mellon, as depositary, together with the Owners and Holders (each as defined in the Deposit Agreement), are parties to that certain Deposit Agreement (as defined below) which exclusively governs the rights and obligations of Owners and Holders of ADSs (as defined below);

WHEREAS, effective as of the date of this Agreement, the Board of Directors of the Company (the “Board”) has authorized and declared an issuance of one special purchase right (a “Right”) for each ADS outstanding as of the Close of Business on February 13, 2026 (the “Effective Date”) to the Owner of such ADS, each Right representing the right to purchase one (1) ADS (as defined below), upon the terms and subject to the conditions set forth herein, and has further authorized and directed the issuance of one Right with respect to each ADS that shall become outstanding between the Effective Date and the earliest of the Distribution Record Date, the Redemption Date and the Final Expiration Date (as such terms are hereinafter defined) to the Owner of such ADS.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1.               Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

(a)            “Acquiring Person” shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 9.99% or more of the Ordinary Shares of the Company then outstanding, but shall not include the Company, any Subsidiary of the Company, any shares issued and/or issuable pursuant to a Permitted Offer (as defined below) or under a benefit or share ownership plan of the Company or any Subsidiary of the Company (each, as respectively approved by the Company’s Board), or any entity holding Ordinary Shares for or pursuant to the terms of any such plan. Notwithstanding the foregoing, no Person shall become an “Acquiring Person” as the sole result of an acquisition of Ordinary Shares by the Company which, by reducing the number of Ordinary Shares of the Company outstanding, increases the proportionate number of Ordinary Shares of the Company beneficially owned by such Person to 9.99% or more of the Ordinary Shares of the Company then outstanding; provided, however, that, if a Person shall become the Beneficial Owner of 9.99% or more of the Ordinary Shares of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Ordinary Shares of the Company, then such Person shall be deemed to be an “Acquiring Person.” Notwithstanding the foregoing, if the Board determines in good faith that a Person who would otherwise be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Ordinary Shares, so that such Person would no longer be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be an “Acquiring Person” for any purposes of this Agreement.

(b)            “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations (the “Rules”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as in effect on the date of this Agreement.

(c)            “ADS(s)” means American Depositary Share(s) issued pursuant to the Amended and Restated Deposit Agreement dated as of April 15, 2019 (the “Deposit Agreement”) among the Company, The Bank of New York Mellon, as Depositary, and the “Owners” and “Holders” (as those terms are defined in the Deposit Agreement) of the ADSs from time to time, as such agreement may be amended or supplemented. As of the date of this Agreement, each ADS represents specified contractual rights with respect to one Ordinary Share.

(d)            A Person shall be deemed the “Beneficial Owner” of and shall be deemed to “beneficially own” any securities:

(i)            which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, beneficially owns, within the meaning of Rule 13d-3 of the Rules;

(ii)           which such Person or any of such Person’s Affiliates or Associates has (A) the right or the obligation to acquire (whether such right is exercisable, or such obligation is required to be performed, immediately or only after the passage of time or upon the satisfaction of any condition, whether or not within the control of such Person, Affiliate or Associate) pursuant to any agreement, arrangement or understanding (whether or not in writing, but other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act, including the disclosure requirements of Schedule 14A thereunder, and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

(iii)          which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing, but other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section 1(d)(ii)(B) hereof) or disposing of any securities of the Company; or

(iv)          which are beneficially owned, directly or indirectly, by a Counterparty (or any of such Counterparty’s Affiliates or Associates) under any Derivatives Contract (without regard to any short or similar position under the same or any other Derivatives Contract) to which such Person or any of such Person’s Affiliates or Associates is a Receiving Party (as such terms are defined in the immediately following paragraph); provided, however, that the number of Ordinary Shares and Rights that a Person is deemed to Beneficially Own pursuant to this clause (iv) in connection with a particular Derivatives Contract shall not exceed, in each case, the number of Notional Common Shares with respect to such Derivatives Contract; provided, further, that the number of securities beneficially owned by each Counterparty (including its Affiliates and Associates) under a Derivatives Contract shall for purposes of this clause (iv) be deemed to include all securities that are beneficially owned, directly or indirectly, by any other Counterparty (or any of such other Counterparty’s Affiliates or Associates) under any Derivatives Contract to which such first Counterparty (or any of such first Counterparty’s Affiliates or Associates) is a Receiving Party, with this proviso being applied to successive Counterparties as appropriate.

A “Derivatives Contract” is a contract between two parties (the “Receiving Party” and the “Counterparty”) that is designed to produce economic benefits and risks to the Receiving Party that correspond substantially to the ownership by the Receiving Party of a number of Ordinary Shares specified or referenced in such contract (the number corresponding to such economic benefits and risks, the “Notional Shares”), regardless of whether obligations under such contract are required or permitted to be settled through the delivery of cash, Ordinary Shares or other property, without regard to any short position under the same or any other Derivatives Contract. For the avoidance of doubt, interests in broad-based index options, broad-based index futures and broad-based publicly traded market baskets of stocks approved for trading by the appropriate federal governmental authority shall not be deemed to be Derivatives Contracts.

Notwithstanding anything in this definition of Beneficial Ownership to the contrary, (i) the phrase “then outstanding,” when used with reference to a Person’s Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which are issuable by the Company or the ADS facility (without duplications) and which such Person would be deemed to Beneficially Own hereunder and (ii) nothing in this Section 1(d) shall cause a Person engaged in business as an underwriter of securities to be the “Beneficial Owner” of, or to “beneficially own,” any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition, and then only if such securities continue to be owned by such Person at such expiration of forty days.

(e)            “Business Day” shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

(f)            “Close of Business” on any given date shall mean 5:00 P.M., New York, New York time, on such date; provided, however, that, if such date is not a Business Day, it shall mean 5:00 P.M., New York, New York time, on the next succeeding Business Day.

(g)            “Depositary” means The Bank of New York Mellon, as depositary with respect to the ADSs.

(h)            “Distribution Record Date” shall have the meaning set forth in Section 3(a) hereof.

(i)            “Exchange Ratio” shall have the meaning set forth in Section 24(a) hereof.

(j)            “Final Expiration Date” shall have the meaning set forth in Section 7(a) hereof.

(k)            “Israeli Companies Law” shall mean the Israeli Companies Law, 5759-1999.

(l)            “Nasdaq” shall mean the Nasdaq Stock Market.

(m)            “Ordinary Shares” when used with reference to the Company shall mean the ordinary shares, par value NIS 5.00 per share, of the Company. “Ordinary Shares” when used with reference to any Person other than the Company shall mean the share capital (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

(n)            “Permitted Offer” shall mean an offer to purchase securities of the Company or a transfer of securities of the Company, that the Board has determined is both adequate and otherwise in the best interests of the Company.

(o)            “Person” shall mean any individual, firm, corporation, partnership, limited liability company, limited liability partnership, association, trust, syndicate or other entity, and shall include any successor (by merger or otherwise) of such entity, as well as any joint venture or unincorporated group of individuals or entities that, by formal or informal agreement or arrangement (whether or not in writing), have embarked on a common purpose or act.

(p)            “Purchase Price” shall have the meaning set forth in Section 4 hereof.

(q)            “Effective Date” shall have the meaning set forth in the second paragraph hereof.

(r)            “Redemption Date” shall have the meaning set forth in Section 7(a) hereof.

(s)            “Right” shall have the meaning set forth in the second paragraph hereof.

(t)            “Right Certificate” shall have the meaning set forth in Section 3(a) hereof.

(u)            “Shares Acquisition Date” shall mean the first date of public announcement or public disclosure by the Company or an Acquiring Person that an Acquiring Person has become such.

(v)            “Subsidiary” of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

(w)            “Summary of Rights” shall have the meaning set forth in Section 3(b) hereof.

(x)            “Trading Day” means a day on which the principal national securities exchange on which the security is listed or admitted to trading is open for the transaction of business, or, if the security is not listed or admitted to trading on any national securities exchange but are quoted on Nasdaq, a day on which Nasdaq is in operation or if the security is neither listed nor admitted to trading on any national securities exchange, a Business Day.

Section 2.               Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as rights agent for the Company in accordance with the terms and conditions of this Agreement, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable, upon ten (10) days’ prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-Rights Agent. This Agreement is not intended to change the rights of Owners of ADSs, as such, or the rights or duties of the Depositary, as such, under the Deposit Agreement. However, the parties to this Agreement understand and agree that because the Rights are granted to Owners of ADSs and not holders of the Company’s Ordinary Shares, the Rights, and the rights of the holders of the Rights and of the Company under this Agreement depend on the continued existence of the ADSs, the continuation in force of the Deposit Agreement and the performance by a depositary of its duties under the Deposit Agreement.

Section 3.               Attachment, Separation of Rights.

(a)            From and after the date hereof until the Company, after consultation with the Rights Agent and the Depositary, determines the distribution date for the Rights which shall be as soon as practicable after the earlier of (i) the Close of Business on the tenth day after the Shares Acquisition Date or (ii) the Close of Business on the tenth Business Day (or such date as may be determined by action of the Board prior to such time as any Person becomes an Acquiring Person) after the date of the consummation by any Person (other than the Company, any Subsidiary of the Company, any employee benefit or stock ownership plan of the Company or of any Subsidiary of the Company or any entity holding Ordinary Shares of the Company for or pursuant to the terms of any such plan) of a tender or exchange offer (other than a Permitted Offer) which would result in any Person becoming the Beneficial Owner of Ordinary Shares of the Company aggregating 9.99% or more of the then outstanding Ordinary Shares of the Company (including any such date which is after the date of this Agreement and prior to the issuance of the Rights) (the earlier of such dates, subject to satisfaction of the advance notice requirement of Nasdaq for establishment of a record date, being herein referred to as the “Distribution Record Date”), (a) the Rights will be attached to the corresponding ADSs and owned by the Owners of the ADSs as shown on the Depositary’s ADS register, and any outstanding American Depositary Receipt evidencing ADSs shall also evidence the corresponding number of Rights, and (b) Rights shall be transferable only in connection with the transfer of the corresponding number of ADSs. On the Distribution Record Date, the Rights shall separate from the ADSs and, as soon as practicable thereafter, the Rights Agent shall register the Rights in the names of the respective Owners of ADSs as of the Distribution Record Date and shall deliver those Rights to those Owners. The Company shall instruct the Rights Agent in writing as to the actions to be taken following that Distribution Record Date and the Company shall arrange to provide to the Rights Agent a copy of the Depositary’s ADS register as of the Distribution Record Date. On and after the Distribution Record Date, the Rights may be certificated securities evidenced by Right Certificates or may be uncertificated securities. The term “deliver”, or its noun form, when used with respect to Rights shall mean (i) registration of those Rights in the name of The Depository Trust Company (“DTC”) or its nominee and book-entry transfer of those Rights to an account at DTC designated by the person entitled to that delivery, (ii) registration of those Rights not evidenced by a Right Certificate on the books of the Rights Agent in the name requested by the person entitled to that delivery and mailing to that person of a statement confirming that registration or (iii) if requested by the person entitled to that delivery, execution and delivery at the Rights Agent’s office to the person entitled to that delivery of one or more Rights Certificates evidencing those Rights registered in the name requested by that person. The term “surrender”, when used with respect to Rights, shall mean (i) one or more book-entry transfers of Rights to the DTC account of the Rights Agent, (ii) delivery to the Rights Agent at its office of an instruction to surrender Rights not evidenced by a Rights Certificate or (iii) surrender to the Rights Agent at its office of one or more Right Certificates evidencing those Rights. If Rights Certificates are to be delivered, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, insured, postage-prepaid mail, to the persons entitled to those Rights Certificates, at the addresses of such holders specified by them Rights Certificates shall be in substantially the form of Exhibit A hereto (a “Right Certificate”). In addition, in connection with the issuance of ADSs following the Distribution Record Date and prior to the redemption, exchange, or expiration of the Rights, the Company (a) shall, with respect to ADSs so issued pursuant to the exercise of stock options or under any employee benefit plan or arrangement, granted or awarded as of the Distribution Record Date, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company (except as may otherwise be provided in the instrument(s) governing such securities), and (b) may, in any other case, if deemed necessary or appropriate by the Board, issue the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights would be issued, and (ii) no such Rights shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

(b)            As soon as practicable after the Effective Date, the Company will send (directly, or at the expense of the Company, upon the written request of the Company and after the Company provides all necessary information and documents, through the Depositary a copy of a Summary of Rights Agreement, in substantially the form of Exhibit B hereto (the “Summary of Rights”), by first-class, postage-prepaid mail, to each registered holder of ADSs as of the Close of Business on the Effective Date (other than any Acquiring Person or any Associate or Affiliate of an Acquiring Person), at the address of such holder shown on the records of the Depositary. At any time following the Effective Date and prior to the Distribution Record Date, the Company will send a copy of the Summary of Rights, by first-class, postage-prepaid mail, to any registered holder of ADSs who requests one, at the address of such holder shown on the records of the Depositary. The Company understands and acknowledges that the ADSs are generally held through participants in DTC and that sending the Summary of Rights to DTC may not constitute a delivery of that document to participants in DTC or beneficial owners holding ADSs through those participants and that beneficial owners of ADSs held through DTC may or may not become aware of it. Until the Distribution Record Date (or the earlier of the Redemption Date or the Final Expiration Date), any registration of transfer of ADSs shall also constitute a registration of transfer of the Rights associated with those ADSs.

(c)            Rights shall be issued in respect of all ADSs issued after the Effective Date but prior to the earliest of the Distribution Record Date, the Redemption Date or the Final Expiration Date. The Company shall instruct the Depositary that from the Effective Date but prior to the earliest of the Distribution Record Date, the Redemption Date or the Final Expiration Date, all outstanding ADSs shall be subject to one of the following legends:

(i)            Uncertificated ADSs shall be subject to, and transaction confirmations sent to registered holders of ADSs upon issuance or registrations of transfer of ADSs to them shall bear, a legend in substantially the following form:

The ADS, each representing one ordinary share, par value NIS 5.00 per share of Nano Dimension Ltd. (the “Issuer”) also entitle the holder thereof to certain Rights as set forth in a Rights Agreement between the Issuer and The Bank of New York Mellon, as rights agent dated as of February 2, 2026 (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Issuer. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be separated and may be transferred separately from the ADSs to which this statement relates. The Issuer will mail (or cause the Rights Agent to mail) to the holder of ADSs to which this statement relates a copy of the Rights Agreement without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to an Acquiring Person or any Associate or Affiliate thereof (as such terms are defined in the Rights Agreement) may be null and void. The Rights shall not be exercisable, and shall be void so long as held, by a holder in any jurisdiction where the requisite qualification for the issuance to such holder, or the exercise by such holder of the Rights in such jurisdiction, shall not have been obtained or be obtainable.

With respect to ADSs in uncertificated form, until the earliest of the Distribution Record Date, the Redemption Date or the Final Expiration Date, the Rights associated with those ADSs shall be attached to those ADSs and registered holders of the ADSs shall also be the registered holders of the associated Rights, and the transfer of any of those ADSs shall also constitute the transfer of the Rights associated with those ADSs.

The Company understands and acknowledges that transaction confirmations will not be sent by the Depositary upon issuance of ADSs to DTC or transfers of ADSs within DTC and that DTC participants and beneficial owners of ADSs through DTC may or may not become aware of the matters disclosed in the legend referred to in this clause (i).

(ii)           Certificated ADSs shall be subject to, and certificates for ADSs that are issued after the Effective Date but prior to the earliest of the Distribution Record Date, the Redemption Date or the Final Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

This certificate also evidences and entitles the holder hereof to certain rights as set forth in an Agreement between Nano Dimension Ltd. (the “Issuer”) and The Bank of New York Mellon, as Rights Agent, dated as of February 2, 2026, as it may be amended from time to time (the “Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Issuer. Under certain circumstances, as set forth in the Agreement, such Rights (as defined in the Agreement) will be separated and may be transferred separately from the ADSs and will no longer be evidenced by this certificate. The Issuer will mail (or cause the Rights Agent to mail) to the holder of this certificate a copy of the Agreement without charge after receipt of a written request therefor. As set forth in the Agreement, Rights beneficially owned by any Person (as defined in the Agreement) who becomes an Acquiring Person (as defined in the Agreement) become null and void.

Until the earliest of the Distribution Record Date, the Redemption Date or the Final Expiration Date, the Rights associated with the certificated ADSs shall be evidenced by those ADS certificates alone, and the registration of transfer of any such certificate shall also constitute the registration of transfer of the Rights associated with the ADSs evidenced thereby. In the event that the Company purchases or acquires any ADSs after the Effective Date but prior to the Distribution Record Date, the Redemption Date or the Final Expiration Date, any Rights associated with such ADSs shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with those ADSs. Notwithstanding this Section 3(c), the omission of a legend shall not affect the enforceability of any part of this Agreement or the rights of any holder of the Rights.

Section 4.               Form of Right Certificates. The Right Certificates (and the forms of election to purchase ADSs and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit A hereto, and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any applicable rule or regulation made pursuant thereto or with any applicable rule or regulation of any stock exchange, trading market or automated quotation system on which the Rights may from time to time be listed, or to conform to customary usage. Subject to the provisions of Section 22 hereof, the Right Certificates shall be dated as of the Distribution Record Date or the applicable subsequent issue date (in the case of Right Certificates issued upon registrations of transfer, split-up, combination or in replacement for a lost, stolen or mutilated certificate) and on their face shall entitle the holders thereof to purchase one ADS at the price of $0.01 per ADS (the “Purchase Price”), but the number of such ADSs and the Purchase Price shall be subject to adjustment as provided herein.

Section 5.               Countersignature and Registration. The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, or its Chief Legal Officer, either manually or by facsimile signature, shall have affixed thereto the Company’s stamp or a facsimile thereof. The Right Certificates shall be countersigned by the Rights Agent, either manually or by facsimile signature, and shall not be valid for any purpose unless countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the individual who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any individual who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Agreement any such individual was not such an officer.

Following the Distribution Record Date, the Rights Agent will keep or cause to be kept, books for registration and transfer of the Rights issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights, the number of Rights held by each of them and the date of issue and number of Rights evidenced by each of the Right Certificates.

Section 6.               Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates. Subject to the provisions of Section 14 hereof, at any time after the Close of Business on the Distribution Record Date, and at or prior to the Close of Business on the earlier of the Redemption Date or the Final Expiration Date, the Rights (other than Rights that have become void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof), any Right Certificate or Right Certificates (other than Right Certificates evidencing Rights that have become void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) may be re-registered following transfer, split up, combined or exchanged for another Right Certificate or Right Certificates evidencing a like number of Rights as the Right Certificate or Right Certificates surrendered. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent. Thereupon the Rights Agent shall countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates. The Rights Agent shall promptly forward any such sum collected by it to the Company or to such Persons as the Company shall specify by written notice.

The Company shall promptly notify the Rights Agent if it becomes aware that a Person becomes an Acquiring Person and shall instruct the Rights Agent to place a stop transfer notation in its register as to any Rights registered in the name of such Acquiring Person.

Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company’s request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

Section 7.               Exercise of Rights; Purchase Price; Expiration Date of Rights.

(a)            The registered holder of any Rights may exercise the Rights (except as otherwise provided herein), in whole or in part, at any time after the Distribution Record Date, upon surrender of the Rights, and presentation of the form of election to purchase properly completed and duly executed, to the Rights Agent at the principal office of the Rights Agent, together with payment of the Purchase Price for each ADS for which the Rights are exercised, at or prior to the earliest of (i) the Close of Business on February 1, 2027 (the “Final Expiration Date”), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the “Redemption Date”), or (iii) the time at which such Rights are exchanged as provided in Section 24 hereof.

(b)            The Purchase Price for each ADS purchasable pursuant to the exercise of a Right shall initially be $0.01 per ADS and shall be subject to adjustment from time to time as provided in Section 11 or 13 hereof, and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

(c)            Upon surrender of exercisable Rights, with the form of election to purchase properly completed and duly executed, accompanied by payment of the aggregate Purchase Price for the ADSs to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof by certified check, cashier’s check or money order payable to the order of the Rights Agent, the Rights Agent shall thereupon promptly notify the Company of the details of the exercise and the Company shall promptly (i) requisition from any transfer agent of the Ordinary Shares certificates for the Ordinary Shares to be represented by the purchased ADSs to be deposited with the custodian for the Depositary and (ii) instruct the Depositary to deliver ADSs as requested by the exercising Rights holder, (iii) pay the Depositary’s fee for the issuance of those ADSs and (iv) when appropriate, pay to that holder the amount of cash to be paid in lieu of issuance of fractional ADSs in accordance with Section 14 hereof. The Rights Agent shall pay over to the Company the purchase money received upon exercises of Rights from time to time as agreed between the Company and the Rights Agent.

(d)            In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to such holder’s duly authorized assigns, subject to the provisions of Section 14 hereof.

Section 8.               Cancellation and Destruction of Right Certificates. All Right Certificates surrendered to the Rights Agent for the purpose of exercise, registration of transfer, split up, combination or exchange shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise of Rights evidenced thereby. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and, in such case, shall deliver a certificate of destruction thereof to the Company.

Section 9.               Availability of Ordinary Shares and ADSs.

(a)            The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Ordinary Shares or any Ordinary Shares held in it as dormant shares, the number of Ordinary Shares that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with Section 7 hereof.

(b)            The Company shall use its reasonable commercial efforts to (i) file, as soon as practicable following the earliest date after any Person, alone or together with its Affiliates and Associates, becomes an Acquiring Person, or as soon as is required by law following the Distribution Record Date, as the case may be, a registration statement under the Securities Act of 1933, as amended (the “Act”), with respect to the Ordinary Shares to be represented by the number of ADSs issuable upon exercise of all the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and (B) the date of the expiration of the Rights. The Company will also take such action as may be appropriate, and commercially reasonable, under, or to ensure compliance with, the securities or “blue sky” laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed 180 days after the date set forth in clause (i) of the first sentence of this Section 9(b), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained. The Company shall notify the Depositary of the number of Rights outstanding on the Distribution Record Date and confirm with the Depositary that there are sufficient ADSs registered on a Form F-6 under the Act to cover the number of ADSs that would be issued upon exercise or exchange of all the outstanding Rights. If there are insufficient ADSs registered on a Form F-6 under the Act, the Company shall notify the Rights Agent and the Company shall cooperate with the Depositary to file a new Form F-6 to register sufficient ADSs that would be issued upon the exercise or exchange of all outstanding Rights.

(c)            The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Ordinary Shares represented by ADSs delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Ordinary Shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

(d)            The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any ADSs or the Ordinary Share represented thereby upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates or depositary receipts or entries in the book-entry account system of the transfer agent for the Ordinary Shares in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates for Ordinary Shares or depositary receipts or entries in the book-entry account system of the transfer agent for Ordinary Shares upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company’s satisfaction that no such tax is due.

Section 10.             ADS Issuance Date. Each Person in whose name any ADSs are to be registered upon an exercise of Rights shall not become the Owner of those ADSs until those ADSs are so registered by the Depositary.

Section 11.             Adjustment of Purchase Price, Number of ADSs or Number of Rights. The Purchase Price, the number of ADSs for which a Right may be exercised and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a)

(i)            In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Ordinary Shares payable in Ordinary Shares, (B) subdivide the outstanding Ordinary Shares, (C) combine the outstanding Ordinary Shares into a smaller number of Ordinary Shares, (D) change number of Ordinary Shares represented by each ADS, or (E) issue any shares of its share capital in a reclassification of the Ordinary Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of share capital issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, ADSs representing the aggregate number and kind of shares of share capital which, if such Right had been exercised immediately prior to such date and at a time when the Ordinary Shares transfer books of the Company were open, such holder would have beneficially owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of Rights be less than the aggregate par value of the share capital of the Company represented by the ADSs issuable upon exercise of those Rights.

If an event occurs which would require an adjustment under both Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

(ii)           Subject to Section 24 hereof, in the event any Person becomes an Acquiring Person, then promptly following any such occurrence (a “Section 11(a)(ii) Event”), each holder of a Right other than any Acquiring Person (or any Associate or Affiliate of such Acquiring Person), shall thereafter have a right to receive, upon exercise thereof at a price equal to the then-current Purchase Price in accordance with the terms of this Agreement, such number of ADSs as shall be equal to the result obtained by (A) multiplying the then-current Purchase Price by the number of one ADS for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event, and (B) dividing that product (which, following such first occurrence shall thereafter be referred to as the “adjusted Purchase Price” for each Right and for all purposes of this Agreement) by fifty percent (50%) of the Fair Market Value (determined pursuant to Section 11(j)) per Ordinary Share on the date of such first occurrence of a Section 11(a)(ii) Event.

From and after the occurrence of such Section 11(a)(ii) Event, any Rights that are or were acquired or beneficially owned by any Acquiring Person (or any Associate or Affiliate of such Acquiring Person) shall be void, any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement and no Rights may be issued or transferred to an Acquiring Person or any Associate or Affiliate of such Acquiring Person) nor may any ADSs issued upon exercise of any Rights be delivered to or for the benefit of any Acquiring Person (or any Associate or Affiliate of such Acquiring Person). Neither the Company nor the Rights Agent shall have liability to any holder of Rights or other Person as a result of the Company’s failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder. The Company shall promptly notify the Rights Agent if it becomes aware that a Person becomes an Acquiring Person and shall instruct the Rights Agent to cancel from its register any Rights registered to that person and to refuse any request to register a transfer of Rights to that person.

In the event that there shall not be sufficient Ordinary Shares issued but not outstanding or authorized but unissued to permit the exercise in full of the Rights in accordance with subparagraph (ii) above, the Company shall take all such action as may be necessary to authorize additional Ordinary Shares for issuance upon exercise of the Rights.

(b)            No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(b) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one one-millionth of an Ordinary Share or one ten-thousandth of any other share or security as the case may be. Notwithstanding the first sentence of this Section 11(b), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.

(c)            If, as a result of an adjustment made pursuant to Section 11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive ADSs representing any share capital of the Company other than Ordinary Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Ordinary Shares contained in Section 11(a) and (b) hereof, inclusive, and the provisions of Sections 7, 9, 10 and 13 hereof with respect to the Ordinary Shares shall apply on like terms to any such other shares.

(d)            All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of ADSs purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(e)            The Company may elect, on or after the date of any adjustment of the Purchase Price, to adjust the number of Rights in substitution for any adjustment in the number of ADSs purchasable upon the exercise of one Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the same ratio of one ADS for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the effective date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This effective date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights have been separated from the ADSs, shall be at least ten (10) days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(e), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such effective date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein, and shall be registered in the names of the holders of record of Right Certificates on the effective date specified in the public announcement.

(f)            Irrespective of any adjustment or change in the Purchase Price or in the number of ADSs issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of ADSs which were expressed in the initial Right Certificates issued hereunder.

(g)            Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the Ordinary Shares to be represented by the ADSs issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Ordinary Shares at such adjusted Purchase Price.

(h)            In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of ADSs representing the Ordinary Shares and other share capital or securities of the Company, if any, issuable upon such exercise over and above the Ordinary Shares and other shares capital or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(i)             In the event that, at any time after the date of this Agreement and prior to the Distribution Record Date, the Company shall (i) declare or pay any dividend on the Ordinary Shares payable in Ordinary Shares, or (ii) effect a subdivision, combination or consolidation of the Ordinary Shares (by reclassification or otherwise than by payment of dividends in Ordinary Shares) into a greater or lesser number of Ordinary Shares, or (iii) change the number of Ordinary Shares represented by each ADS, then, in any such case, (A) the number of ADSs purchasable after such event upon proper exercise of each Right shall be adjusted accordingly, and (B) each Ordinary Share outstanding immediately after such event shall have issued with respect to it that number of Rights which each Ordinary Share outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 11(i) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

(j)             For the purpose of this Agreement, the “Fair Market Value” of any ADS, Ordinary Share, Right or other security or any other property shall be determined as provided in this Section 11(j):

(i)            In the case of a publicly-traded stock or other security, the Fair Market Value on any date shall be deemed to be the average of the daily closing prices per share of such stock or per unit of such other securities for the thirty (30) consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the Fair Market Value per share of any share of stock or security is determined during a period following the announcement by the issuer of such stock of (x) a share dividend or distribution on such stock or securities payable in shares of such stock or securities, or securities convertible into shares of such stock or securities, or (y) any subdivision, combination or reclassification of such stock, and prior to the expiration of the 30 Trading Day period after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the Fair Market Value shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the Nasdaq Stock Market or, if the securities are not listed or admitted to trading on the Nasdaq Stock Market, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such security is listed or admitted to trading; or, if not listed or admitted to trading on any national securities exchange, the last quoted price (or, if not so quoted, the average of the last quoted high bid and low asked prices) in the over-the-counter market, as reported by the OTC Bulletin Board, the Pink Sheets or such other system then in use; or, if on any such date no bids for such security are quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such security selected by the Board. If on any such date no market maker is making a market in such security, the Fair Market Value of such security on such date shall be determined reasonably and with utmost good faith to the holders of the Rights by the Board; provided, however, that if at the time of such determination there is an Acquiring Person, the Fair Market Value of such security on such date shall be determined by a nationally recognized investment banking firm selected by the Board, which determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. The term “Trading Day” shall mean a day on which the principal national securities exchange on which such security is listed or admitted to trading is open for the transaction of business or, if such security is not listed or admitted to trading on any national securities exchange, a Business Day.

(ii)           If a security is not publicly held or not so listed or traded, “Fair Market Value” shall mean the fair value per ADS or per other unit of such security, determined reasonably and in good faith to the holders of the Rights by the Board; provided, however, that if at the time of such determination there is an Acquiring Person, the Fair Market Value of such security on such date shall be determined by a nationally recognized investment banking firm selected by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights.

(iii)          In the case of property other than securities, the Fair Market Value thereof shall be determined reasonably and in good faith to the holders of Rights by the Board; provided, however, that if at the time of such determination there is an Acquiring Person, the Fair Market Value of such property on such date shall be determined by a nationally recognized investment banking firm selected by the Board, which determination shall be described in a statement filed with the Rights Agent and shall be binding upon the Rights Agent and the holders of the Rights.

Section 12.             Certificate of Adjusted Purchase Price or Number of ADSs or Ordinary Shares to ADS Ratio. Whenever an adjustment is made as provided in Section 11 or 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with the Depositary and the Securities and Exchange Commission a copy of such certificate and (c) if such adjustment occurs at any time after the Distribution Record Date, mail a brief summary thereof to each holder of Rights in accordance with Section 25 hereof.

Section 13.             Consolidation, Merger or Sale or Transfer of Assets or Earning Power. In the event, directly or indirectly, at any time after a Person has become an Acquiring Person, (a) the Company shall effect a share exchange, consolidate with, or merge with and into, any other Person, (b) any Person shall effect a share exchange, consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such share exchange, consolidation or merger and, in connection with such transaction, all or part of the Ordinary Shares shall be changed into or exchanged for shares or other securities of any other Person (or the Company) or cash or any other property, or (c) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person other than the Company or one or more of its wholly-owned Subsidiaries, then, and in each such case, proper provision shall be made so that (i) each holder of a Right (except as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof at a price equal to $0.01 per ADS, in accordance with the terms of this Agreement and in lieu of ADSs representing Ordinary Shares, one times the number of securities of such other Person to which each shareholder is entitled to for each of its Ordinary Shares of the Company (including the Company as successor thereto or as the surviving corporation); (ii) the issuer of such securities shall thereafter be liable for, and shall assume, by virtue of such share exchange, consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term “Company” shall thereafter be deemed to refer to such issuer; and (iv) such issuer shall take such steps (including, but not limited to, the reservation of a sufficient number of its securities in accordance with Section 9 hereof) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the securities thereafter deliverable upon the exercise of the Rights. The Company shall not consummate any such share exchange, consolidation, merger, sale or transfer unless, prior thereto, the Company and such issuer shall have prepared, executed and delivered to the Rights Agent a supplemental agreement so providing. The Company shall not enter into any transaction of the kind referred to in this Section 13 if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights. The provisions of this Section 13 shall similarly apply to successive mergers, share exchanges or consolidations or sales or other transfers.

Section 14.             Fractional Rights and Fractional ADSs.

(a)            The Company shall not issue fractions of Rights or distribute Right Certificates which evidence fractional Rights. Subject to applicable law and provided that all applicable approvals have been secured to affect the following (if applicable), the Company shall pay, in lieu of such fractional Rights, to the registered holders of the Rights with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on Nasdaq or, if the Rights are not listed or admitted to trading on Nasdaq, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by Nasdaq or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board shall be used.

(b)            The Company shall not be required to issue fractions of Ordinary Shares, nor will the Depositary deliver fractions of ADSs, upon exercise of the Rights. Subject to applicable law and provided that all applicable approvals have been secured to affect the following (if applicable), the Company shall pay, in lieu of such fractional ADSs, to the registered holders of Rights at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one ADS. For the purposes of this Section 14(b), the current market value of an ADS shall be the closing price of an ADS for the Trading Day immediately prior to the date of such exercise.

(c)            The holder of a Right, by the acceptance of the Right, expressly waives such holder’s right to receive any fractional Rights or any fractional ADSs upon exercise of a Right or any cash payment in lieu of such fractional Rights or fractional ADSs.

Section 15.             Rights of Action. All rights of action in respect of this Agreement, excepting the rights of action vested in the Rights Agent pursuant to Section 18 hereof, are vested in the respective registered holders of the Rights (and, prior to the Distribution Record Date, the registered holders of the ADS); and any registered holder of Rights (or, prior to the Distribution Record Date, of ADSs), without the consent of the Rights Agent or of the holder of any other Rights (or, prior to the Distribution Record Date, of ADSs), may, in such holder’s own behalf and for such holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder’s right to exercise the Rights in the manner provided in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement, and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

Section 16.             Agreement of Right Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a)            prior to the Distribution Record Date, the Rights will be attached to and may not be transferred separately from the corresponding ADSs and in the case of certificated ADSs, the certificates for the ADSs registered in the names of the holders of the ADSs will also evidence ownership of the corresponding attached Rights, and each Right will be transferable only in connection with the transfer of the corresponding ADSs;

(b)            after the Distribution Record Date, the Rights will be separated from the ADSs and ownership of the Rights will be shown only on the registry books of the Rights Agent, and in the case of certificated Rights, will be evidenced only by the Right Certificates; after separation, Rights may be transferred only by surrender of the Right Certificate s at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer or by presentation of a proper instruction at the principal office of the Rights Agent, as applicable;

(c)            the Company and the Rights Agent may deem and treat the person in whose name Rights (or, prior to the Distribution Record Date, ADSs) are registered as the absolute owner thereof (notwithstanding any notations of ownership or writing on the Right Certificate or the ADS certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

(d)            notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any law, statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its reasonable best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

(e)            all tax consequences under any applicable law which may arise from the grant of any Rights or the exercise thereof, the sale or disposition of any ADSs or Ordinary Shares issued upon exercise of any Rights, or the assumption, substitution, cancellation, redemption or exchange of any Rights or from any other action in connection with the foregoing shall be borne and paid solely by the grantee of such Rights.

Section 17.             Rights Holder Not Deemed an ADS Holder or a Shareholder. No holder, as such, of any Rights shall be entitled to vote, receive dividends or be deemed for any purpose the holder of ADSs or of Ordinary Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Rights, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Rights shall have been exercised in accordance with the provisions hereof and ADSs have been registered upon that exercise. Upon that issuance, the Owner of the ADSs that have been issued will have the rights specified in the Deposit Agreement with respect to those ADSs but that Owner will still not be a shareholder of the Company with respect to the Ordinary Shares represented by those ADSs.

Section 18.             Concerning the Rights Agent.

(a)            Whether or not a Distribution Record Date occurs or any Rights are exercised, the Company shall pay to the Rights Agent compensation for the Rights Agent’s services in accordance with the written fee schedule that has been provided to the Company by the Rights Agent, together with reimbursement for out-of-pocket expenses, including, without limitation, the fees and disbursements of the Rights Agent’s counsel.

(b)            All amounts owed to the Rights Agent under this Agreement are due within 30 days of the invoice date. Delinquent payments are subject to a late payment charge of one and one-half percent (1.5%) per month commencing 45 days from the invoice date. The Company agrees to reimburse the Rights Agent for any attorney’s fees and any other costs associated with collecting delinquent payments.

(c)            No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under this Agreement or in the exercise of its rights.

(d)            As Rights Agent for the Company hereunder the Rights Agent:

(i)            shall have no duties or obligations other than those specifically set forth in this Agreement or as may subsequently be agreed to in writing by the Rights Agent and the Company;

(ii)           shall have no obligation to deliver any new ADSs unless and until delivered to the Rights Agent by the Depositary;

(iii)          shall be regarded as making no representations and having no responsibilities as to the validity, sufficiency, value, or genuineness of any Rights surrendered to the Rights Agent hereunder or new Ordinary Shares or new ADSs issued upon exercise of Rights, and will not be required to or be responsible for and will make no representations as to, the validity, sufficiency, value or genuineness of the Rights offer;

(iv)          shall not be obligated to take any legal action hereunder; if, however, the Rights Agent determines to take any legal action hereunder, and where the taking of such action might, in its judgment, subject or expose it to any expense or liability it shall not be required to act unless it has been furnished with an indemnity satisfactory to it;

(v)           may rely on and shall be fully authorized and protected in acting or failing to act upon any certificate, instrument, opinion, notice, letter, facsimile transmission. email or other document or security delivered to the Rights Agent and believed by it to be genuine and to have been signed by the proper party or parties;

(vi)          shall not be liable or responsible for any recital or statement contained in any prospectus published by the Company in connection with the Rights;

(vii)         shall not be liable or responsible for any failure on the part of the Company to comply with any of its covenants and obligations relating to the Rights, including without limitation obligations under applicable securities laws;

(viii)        may rely on and shall be fully authorized and protected in acting or failing to act upon the written, telephonic or oral instructions with respect to any matter relating to its duties as Rights Agent covered by this Agreement (or supplementing or qualifying any such actions) of officers of the Company, and is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Company or counsel to the Company, and may apply to the Company, for advice or instructions in connection with the Rights Agent’s duties hereunder, and the Rights Agent shall not be liable for any delay in acting while waiting for those instructions; any applications by the Rights Agent for written instructions from the Company may, at the option of the Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Agreement and the date on or after which such action shall be taken or such omission shall be effective; the Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than two business days after the date such application is sent to the Company, unless the Company shall have consented in writing to any earlier date) unless prior to taking any such action, the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted;

(ix)           may consult with counsel satisfactory to the Rights Agent, including its in-house counsel, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered, or omitted by it hereunder in good faith and in accordance with the advice of such counsel;

(x)            may perform any of its duties hereunder either directly or by or through nominees, correspondents, designees, subagents or subcustodians, and it shall not be liable or responsible for any misconduct or negligence on the part of any nominee, correspondent, designee, subagent or subcustodian appointed with reasonable care by it in connection with this Agreement;

(xi)           is not authorized, and shall have no obligation, to pay any brokers, dealers, or soliciting fees to any person;

(xii)          shall not be required hereunder to comply with the laws or regulations of any country other than the United States of America or any political subdivision thereof; and Rights Agent may consult with foreign counsel, at the Company’s expense, to resolve any foreign law issues that may arise as a result of the Company or any other party being subject to the laws or regulations of any foreign jurisdiction;

(xiii)         shall have no duty to determine if there is an Acquiring Person or the identity of an Acquiring Person or the identity of any nominee or broker or other intermediary through which an Acquiring Person holds any ADSs or Rights or if any Acquiring Person is attempting to exercise any Rights;

(xiv)         shall not be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 11(a)(ii) hereof) or any adjustment in the terms of the Rights (including any adjustment required under the provisions of Sections 11 or 13 or the manner, method or amount thereof) provided for in Section 3, 11, 13, 23 or 24 hereof, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights after receiving actual notice from the Company that such change or adjustment is required);

(e)            In the absence of gross negligence or willful misconduct on its part, the Rights Agent shall not be liable for any action taken, suffered, or omitted by it or for any error of judgment made by it in the performance of its duties under this Agreement. Anything in this Agreement to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, indirect, incidental, consequential or punitive losses or damages of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the possibility of such losses or damages and regardless of the form of action. Any liability of the Rights Agent will be limited in the aggregate to the amount of fees paid by the Company hereunder. The Rights Agent shall not be liable for any failures, delays or losses, arising directly or indirectly out of any event or circumstance, whether natural or caused by a person or persons, that is beyond the ability of the Agent to prevent or counteract by reasonable care or effort (including, but not limited to earthquakes, floods, severe storms, fires, explosions, war, terrorism, civil unrest, labor disputes, criminal acts or outbreaks of infectious disease, interruptions or malfunctions of utility services, Internet or other communications lines or systems, unauthorized access to or attacks on computer systems or websites or other failures or malfunctions of computer hardware or software or other systems or equipment).

(f)            In the event any question or dispute arises with respect to the proper interpretation of the Rights or the Rights Agent’s duties under this Agreement or the rights of the Company or of any Rights holders surrendering Rights, the Agent shall not be required to act and shall not be held liable or responsible for its refusal to act until the question or dispute has been judicially settled (and, if appropriate, it may file a suit in interpleader or for a declaratory judgment for such purpose) by final judgment rendered by a court of competent jurisdiction, binding on all persons interested in the matter which is no longer subject to review or appeal, or settled by a written document in form and substance satisfactory to you and executed by the Company and each such holder. In addition, the Agent may require for such purpose, but shall not be obligated to require, the execution of such written settlement by all the Rights holders and all other persons that may have an interest in the settlement.

(g)            The Company covenants to indemnify the Rights Agent for and hold it harmless from and against any loss, liability, claim or expense (“Loss”) arising out of or in connection with the Rights Agent’s duties under this Agreement, including the costs and expenses of defending itself against any Loss, unless such Loss shall have been determined by a court of competent jurisdiction to be a result of the Rights Agent’s gross negligence or willful misconduct.

(h)            Set forth in Exhibit D hereto is a list of the names and specimen signatures of the persons authorized to act for the Company under this Agreement. The Company shall, from time to time, certify to you the names and signatures of any other persons authorized to act for the Company under this Agreement.

Section 19.             Merger or Consolidation or Change of Name of Rights Agent. Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may effect a share exchange, be consolidated, or otherwise combined, or any Person resulting from any merger, share exchange, consolidation or combination to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the stock transfer or corporate trust powers of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21. The purchase of all or substantially all of the Rights Agent’s assets employed in the performance of depositary receipt activities shall be deemed a merger or consolidation for purposes of this Section 19. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and, in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and, in all such cases, such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and, in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and, in all such cases, such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

Section 20.             Additional Undertakings of the Company.

(a)            The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(b)            The Company represents and warrants that (i) it is duly incorporated and validly existing under the laws of its jurisdiction of incorporation, (ii) the making and consummation of the Rights offer and the execution, delivery and performance of all transactions contemplated thereby (including this Agreement) have been duly authorized by all necessary corporate action and will not result in a breach of or constitute a default under the articles of association of the Company or any indenture, agreement or instrument to which it is a party or is bound, (iii) this Agreement has been duly executed and delivered by the Company and constitutes the legal, valid, binding and enforceable obligation of the Company, (iv) the Rights offer will comply in all material respects with all applicable requirements of law and (v) to the best of its knowledge, there is no litigation pending or threatened as of the date hereof in connection with the Rights offer.

Section 21.             Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days’ notice in writing to the Company and the registered holders of the Rights. The Rights Agent may also resign to be effective upon the succession of a person other than The Bank of New York Mellon as Depositary with respect to the ADSs or the effectiveness of any mandatory exchange of ADSs into Ordinary Shares or another security. The Rights Agent will be deemed to have resigned automatically and be discharged from its duties under this Agreement as of the effective date of the succession of a person other than The Bank of New York Mellon as Depositary with respect to the ADSs or any mandatory exchange of ADSs into Ordinary Shares or another security and, in that event, the Company shall be responsible for sending any required notice to the holders of the Rights. The Company may remove the Rights Agent or any successor Rights Agent (with or without cause) upon thirty (30) days’ notice in writing to the Rights Agent or successor Rights Agent, as the case may be, and to the registered holders of the Rights. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by a registered holder of Rights (which holder shall, with such notice, submit such holder’s Right Certificate for inspection by the Company if it is a registered holder of certificated Rights), then the registered holder of any Rights may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation or other entity organized and doing business under the laws of the United States or of the State of Delaware (or of any other state of the United States so long as such corporation or other entity is authorized to do business as a banking institution by such other state), in good standing, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus, along with its Affiliates, of at least $50 million. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent, and mail a notice thereof in writing to the registered holders of the Rights. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be. Section 18 of this Agreement shall survive any resignation or removal of the Rights Agent or any termination of this Agreement.

Section 22.             Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by the Board to reflect any adjustment or change in the Purchase Price and the number or kind or class of ADSs or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.

Section 23.             Redemption and Termination.

(a)            The Board may, at its option, at any time prior to such time that any Person becomes an Acquiring Person, redeem all but not less than all the then outstanding Rights at no cost and without the delivery of any consideration in exchange for such redemption. The redemption of the Rights by the Board may be made effective at such time, on such basis and with such conditions as the Board, in its sole discretion, may establish.

(b)            Immediately upon the action of the Board ordering the redemption of the Rights pursuant to paragraph (a) of this Section 23, and without any further action and without any notice, the right to exercise the Rights will terminate and the Company may terminate this Agreement. The Company shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within ten (10) days after such action of the Board ordering the redemption of the Rights, the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Record Date, on the registry books of the transfer agent for the Ordinary Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24 hereof, and other than in connection with the purchase of Ordinary Shares prior to the Distribution Record Date.

Section 24.             Exchange.

(a)            The Board may, at its option, at any time after any Person becomes an Acquiring Person, determine, and instruct the Rights Agent, to exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 11(a)(ii) hereof) for ADSs at an exchange ratio of one ADS per Right, appropriately adjusted to reflect any adjustment in the number of Rights (such exchange ratio being hereinafter referred to as the “Exchange Ratio”). Notwithstanding the foregoing, the Board shall not be empowered to initiate such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit or stock ownership plan of the Company or any such Subsidiary, or any entity holding Ordinary Shares for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Ordinary Shares then outstanding. The exchange of Rights by the Board may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Without limiting the foregoing, in connection with effecting an exchange pursuant to this Section 24, the Board may direct the Company to enter into a trust agreement in such form and with such terms as the Board shall then approve and issue to the trust created by such trust agreement all or some (as designated by the Board) of the securities to be exchanged for the Rights pursuant to this Section 24, and all Persons entitled to receive such securities pursuant to the exchange shall be entitled to receive all or some (as designated by the Board) of such securities (and any dividends or distributions made thereon after the date on which such securities are deposited in the trust) from such trust and upon compliance with the relevant terms of the trust agreement. If the Rights are to be exchanged, the Company shall instruct the Rights Agent as to the timing and procedures to be used for that exchange.

(b)            Immediately upon the action of the Board ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24 (or at such later times as the Board may establish for the effectiveness of such exchange) and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of ADSs equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of ADSs for Rights will be effected, and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.

(c)            In the event that there shall not be sufficient Ordinary Shares issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Ordinary Shares for issuance upon exchange of the Rights.

(d)            The Company shall not be required to issue fractions of Ordinary Shares or to deliver fractions of ADSs. In lieu of such fractional Ordinary Shares or ADSs, the Company shall pay to the registered holders of the Rights with regard to which such fractional ADSs or Ordinary Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole ADS. For the purposes of this paragraph (d), the current market value of a whole ADS shall be the closing price of an ADS for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

Section 25.             Compliance with Law. This Agreement shall not be deemed as limiting Board from taking any actions (or refraining from taking actions), which the Board reasonably believes are required to adhere with applicable law, including without limitations, the Israeli Companies Law – 1999, and any applicable fiduciary duties.

Section 26.             Notice of Certain Events.

(a)            In case the Company shall, at any time after the Distribution Record Date, propose (i) to pay any dividend payable in shares of any class to the holders of the Ordinary Shares or to make any other distribution to the holders of the Ordinary Shares (other than a regular quarterly cash dividend), (ii) to offer to the holders of the Ordinary Shares rights or warrants to subscribe for or to purchase any additional Ordinary Shares or shares of any class or any other securities, rights or options, (iii) to effect any reclassification of the Ordinary Shares (other than a reclassification involving only the subdivision of outstanding Ordinary Shares), (iv) to effect any merger, share exchange, consolidation or other combination into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, (v) to effect the liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any dividend on the Ordinary Shares payable in Ordinary Shares or to effect a subdivision, combination or consolidation of the Ordinary Shares (by reclassification or otherwise than by payment of dividends in Ordinary Shares), then, in each such case, the Company shall give to each holder of Rights, in accordance with Section 27 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such share dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, share exchange, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Ordinary Shares and/or Ordinary Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least ten (10) days prior to the record date for determining holders of the Ordinary Shares for purposes of such action, and, in the case of any such other action, at least ten (10) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Ordinary Shares, whichever shall be the earlier.

(b)            In case the event set forth in Section 11(a)(ii) hereof shall occur, then the Company shall, as soon as practicable thereafter, give to each holder of Rights, in accordance with Section 27 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii) hereof.

Section 27.             Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) or in the form of an email transmission (with receipt confirmed) as follows:

Nano Dimension Ltd.

60 Tower Road

Waltham, MA 02451

Attention: General Counsel

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first class domestic or international air mail or air courier or sent by facsimile transmission or email attaching a pdf or similar bit-mapped image of a signed writing, addressed to The Bank of New York Mellon, 240 Greenwich Street, New York, New York 10286, Attention: Depositary Receipt Administration, email: bnydepositarynotices@bny.com, or any other place to which the Rights Agent may have transferred its office with notice to the Company.

Delivery of a notice to the Rights Agent by mail or air courier shall be deemed effected when deposited, postage prepaid, in a post-office letter box or received by an air courier service. Delivery of a notice to the Rights Agent sent by facsimile transmission or email shall be deemed effected when the recipient acknowledges receipt of that notice.

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made when Disseminated to that holder. “Disseminate,” when referring to a notice or other information to be sent by the Rights Agent to a holder, shall mean (i) sending that information to that holder in paper form by mail or another means or (ii) with the consent that holder, another procedure that has the effect of making the information available to that holder, which may include (A) sending the information by electronic mail or electronic messaging or (B) sending in paper form or by electronic mail or messaging a statement that the information is available and may be accessed by the holder on an Internet website and that it will be sent in paper form upon request by the holder, when that information is so available and is sent in paper form as promptly as practicable upon request. Dissemination in paper form will be effective when personally delivered or sent by first class domestic or international air mail or air courier, addressed to that holder at the address of that holder as it appears on the register of the Depositary or the Rights Agent or, if that holder has filed with the Depositary or the Rights Agent a written request that notices intended for that holder be mailed to some other address, at the address designated in that request. Dissemination in electronic form will be effective when sent in the manner consented to by that holder to the electronic address most recently provided by the holder for that purpose.

Section 28.             Supplements and Amendments. The Company may from time to time, and the Rights Agent shall, if directed by the Company, supplement or amend this Agreement without the approval of any holders of Rights in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions with respect to the Rights which the Company may deem necessary or desirable, any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent; provided, however, that, from and after such time as any Person becomes an Acquiring Person, this Agreement shall not be amended in any manner which would adversely affect the interests of the holders of Rights (other than an Acquiring Person or an Affiliate or Associate thereof). For the avoidance of doubt, the Company shall be entitled to adopt and implement such procedures and arrangements (including with third parties) as it may deem necessary or desirable to facilitate the exercise, exchange, trading, issuance or distribution of the Rights as contemplated hereby and to ensure that an Acquiring Person does not obtain the benefits thereof, and amendments in respect of the foregoing shall not be deemed to adversely affect the interests of the holders of Rights. Upon the delivery of a certificate from an appropriate officer of the Company specified on Exhibit D that states that the proposed supplement or amendment is in compliance with the terms of this Section 28, the Rights Agent shall execute such supplement or amendment.

Section 29.             Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 30.             Determinations and Actions by the Board, etc. For all purposes of this Agreement, any calculation of the number of Ordinary Shares outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Ordinary Shares of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the Rules. The Board shall have the exclusive power, authority and discretion to administer and interpret the provisions of this Agreement and to exercise all rights and powers specifically granted to the Board or the Company, or as may be necessary or advisable in the administration of this Agreement. Except as otherwise specifically provided herein, all such actions, calculations, determinations and interpretations (including all omissions with respect to the foregoing) which are done or made by the Board or the Company in good faith shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board to any liability to the holders of the Rights (solely in their capacity as such). Nothing in this Section 30 nor this Agreement, including any provision requiring or permitting the Board to take (or refrain from taking) any action or making any determination, shall modify the fiduciary duties of the directors to the Company and its shareholders, nor eliminate or otherwise limit the liability of the directors for breaches of fiduciary duty under applicable law.

Section 31.             Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights (and, prior to the Distribution Record Date, the ADSs with respect to their right to be issued Right Certificates under this Agreement) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights (and, prior to the Distribution Record Date, the ADSs with respect to their right to be issued Right Certificates under this Agreement).

Section 32.             Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 33.             Governing Law. This Agreement and the Rights shall be governed by and construed in accordance with the laws of the State of New York.

Section 34.             Counterparts; Signatures; Delivery; Electronic Records. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of those counterparts shall constitute one and the same instrument. This Agreement may be executed by manual or electronic signatures, including images of manually executed signatures, DocuSign, AdobeSign or a similar agreed-upon electronic signature system, and may be delivered by exchange of copies of this Agreement by email including a pdf or similar bit-mapped image of the signature pages. The parties to this Agreement represent and agree that if it has been executed or delivered electronically as provided in the preceding sentence or subsequently stored in and retrieved from an electronic record-keeping system, it shall have the same legal effect, validity and enforceability as a manually executed agreement maintained in a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, and that they shall not argue to the contrary.

Section 35.             Descriptive Headings; Interpretation. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” Each reference in this Agreement to a period of time following or after a specified date or event shall be calculated without including such specified date or the day on which such specified event occurs.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

NANO DIMENSION LTD.

By:	/s/ David Stehlin	By:	/s/ John Brenton
Name:	David Stehlin	Name:	John Brenton
Title:	Chief Executive Officer	Title:	Chief Financial Officer

THE BANK OF NEW YORK MELLON,
as Rights Agent

By:	/s/ Vanessa Salazar
Name:	Vanessa Salazar
Title:	Senior Vice President

Exhibit A - Form of Right Certificate

Exhibit B - Form of Election to Exercise

Exhibit C - Summary of Rights Agreement

Exhibit D - Authorized Representatives

[Signature Page to Rights Agreement]

Exhibit A

Form of Right Certificate

Certificate No. R-	_____________ Rights

NOT EXERCISABLE AFTER FEBRUARY 1, 2027 OR SUCH LATER DATE AS DETERMINED BY THE COMPANY’S BOARD OR EARLIER IF REDEMPTION, CANCELLATION OF EXERCISABILITY OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION, CANCELLATION OF EXERCISABILITY AND TO EXCHANGE ON THE TERMS SET FORTH IN THE AGREEMENT.

Right Certificate

NANO DIMENSION LTD.

This certifies that ________, or registered assigns, is the registered owner of the number of rights (the “Rights”) set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Agreement, dated as of February 2, 2026 (the “Agreement”), between Nano Dimension Ltd., a company formed under the laws of the State of Israel (the “Company”), and The Bank of New York Mellon (the “Rights Agent”), to purchase from the Company at any time after the Distribution Record Date (as such term is defined in the Agreement) and prior to 5:00 P.M., New York, New York time, on February 1, 2027 at the principal office of the Rights Agent, or at the office of its successor as Rights Agent, one (1) American Depositary Share (the “ADSs”), each ADS representing one ordinary share, ( “Ordinary Shares”), at a purchase price of $0.01 per ADS (the “Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of ADSs that may be purchased upon exercise hereof and the number of Ordinary Shares represented by each ADS) set forth above, and the Purchase Price set forth above, are the numbers and Purchase Price applicable as of February 13, 2026, based on the Ordinary Shares as constituted at such date. As provided in the Agreement, the Purchase Price and the number and ratios set forth above are subject to adjustment upon the happening of certain events.

This Right Certificate is subject to all of the terms, provisions and conditions of the Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Agreement are on file at the principal executive offices of the Company and the offices of the Rights Agent.

This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor evidencing Rights entitling the holder to purchase a like aggregate number of ADSs as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Agreement, the Rights evidenced by this Right Certificate (i) may be redeemed by the Company in accordance with the terms of the Agreement or (ii) may be exchanged in whole or in part for ADSs.

No fractional ADSs or Ordinary Shares will be issued upon the exercise of any Right or Rights evidenced hereby, but, in lieu thereof, a cash payment may be made, as provided in the Agreement.

No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of ADSs or Ordinary Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of an ADS holder or of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Agreement.

This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company and its corporate stamp. Dated as of ______, _____.

NANO DIMENSION LTD.

By:
Name:
Title:

Countersigned:

THE BANK OF NEW YORK MELLON, as Rights Agent

By:

Authorized Signatory

Form of Reverse Side of Right Certificate

FORM OF ASSIGNMENT

(To be executed by the registered holder if such

holder desires to transfer the Right Certificate.)

FOR VALUE RECEIVED ____________ hereby sells, assigns and transfers unto

(Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:
Signature

Signature Guaranteed:

Signatures must be guaranteed by an eligible guarantor institution which is a participant in the Securities Transfer Agents Medallion Program (STAMP), the Nasdaq Medallion Signature Program (MSP), or the Stock Exchanges Medallion Program (SEMP), pursuant to Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended. Guarantees by a notary public are not acceptable.

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Agreement).

Signature:

Exhibit B

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise

Rights represented by the Right Certificate.)

To: NANO DIMENSION LTD.

The undersigned hereby irrevocably elects to exercise ______ Rights represented by this Right Certificate to purchase the ADSs issuable upon the exercise of such Rights and requests that certificates for such ADSs be issued in the name of:

Please insert social security or other identifying number

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number

(Please print name and address)

Dated: _______________________

Signature: ________________________

Signature Guaranteed:

Signatures must be guaranteed by an eligible guarantor institution which is a participant in the Securities Transfer Agents Medallion Program (“STAMP”), the Nasdaq Medallion Signature Program (“MSP”), or the Stock Exchanges Medallion Program (“SEMP”), pursuant to Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended. Guarantees by a notary public are not acceptable.

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Agreement).

Signature: ________________________

NOTICE

The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Agreement) and such Assignment or Election to Purchase will not be honored.

Exhibit C

Summary of Rights Agreement

Introduction

On February 2, 2026, the Board of Directors (the “Board”), of Nano Dimension Ltd., a company formed under the laws of the State of Israel (the “Company”), declared the issuance of one special purchase right (a “Right”) for every one American Depositary Share (the “ADS”), each ADS representing one ordinary share (the “Ordinary Shares”). The Rights will be issued to the ADS holders of record on February 13, 2026, upon the terms and subject to the conditions set forth in the Rights Agreement (the “Rights Agreement”), dated as of February 2, 2026, between the Company and The Bank of New York Mellon, as rights agent (the “Rights Agent”).

Our Board has adopted the Rights Agreement to protect ADS holders from coercive or otherwise unfair takeover tactics. In general terms, it works by imposing a significant penalty upon any person or group that acquires beneficial ownership of 9.99% or more of our outstanding Ordinary Shares without the approval of our Board. The Rights Agreement should not interfere with any merger or other business combination approved by our Board.

For those interested in the specific terms of the Rights Agreement, we provide the following summary description. Please note, however, that this description is only a summary, and is not complete, and should be read together with the entire Rights Agreement, which has been filed with the Securities and Exchange Commission as an exhibit to the report on Form 8-K dated February 3, 2026. A copy of the agreement is available free of charge from our Company. Any capitalized terms that are not defined in this summary but are defined in the Rights Agreement shall have the meanings assigned to them in the Rights Agreement.

The Rights. Our Board authorized the issuance of one Right with respect to each outstanding ADS at the Close of Business on February 13, 2026. The Rights will initially trade with, and will be inseparable from, the corresponding ADSs. The Rights are evidenced only by the balances indicated in the ADS register maintained by The Bank of New York Mellon (the “Depositary”) with respect to uncertificated ADSs or, in the case of certificated ADSs, the certificates that evidence those ADSs. New Rights will accompany any new ADSs that are issued from February 13, 2026 until the earliest of the Distribution Record Date described below, the Redemption Date and the Final Expiration Date.

Exercise Price. Each Right will allow its holder to purchase from our Company one (1) ADS, at a purchase price of $0.01 per ADS, once the Rights become exercisable. Prior to exercise, the Right does not give its holder any dividend, voting, or liquidation rights.

Exercisability. The Rights will not be exercisable until the Company, after consultation with the Rights Agent, determines the distribution date for the Rights which shall be as soon as practicable after the earlier of:

•	The Close of Business on the tenth day after the public announcement or public disclosure that a person or group has become an “Acquiring Person” by obtaining beneficial ownership of 9.99% or more of the Company’s outstanding Ordinary Shares, except if such person or group has become an “Acquiring Person” pursuant to an offer approved by the Board; or

•	The Close of Business on the tenth day (or a date determined by the Board before any person or group becomes an Acquiring Person) after a person or group consummates a tender or exchange offer (except if such person or group has become an “Acquiring Person” pursuant to an offer approved by the Board) which, if completed, would result in that person or group becoming an Acquiring Person.

We refer to the date when the Rights become exercisable as the “Distribution Record Date.” Until that date, the balances in the register maintained by the Depositary with respect to uncertificated ADSs or, in the case of certificated ADSs, the certificates evidencing those ADSs will also evidence the Rights, and any transfer of ADSs will also constitute a transfer of Rights. After the Distribution Record Date, the Rights will separate from the ADSs and be evidenced solely by entries in the register maintained by the Rights Agent, or, in the case of certificated Rights, by Right certificates. Any Rights held by an Acquiring Person or any Associate or Affiliate thereof are void and may not be exercised.

Consequences of a Person or Group Becoming an Acquiring Person. If a person or group becomes an Acquiring Person, then beginning on the Distribution Record Date, all holders of Rights except the Acquiring Person or any Associate or Affiliate thereof may, for a purchase price of $0.01, purchase one (1) ADS.

If the Company is later acquired in a merger or similar transaction after the Distribution Record Date, each holder of a Right except the Acquiring Person or any Associate or Affiliate thereof may, for a purchase price of $0.01 per ADS, purchase, in lieu of ADSs representing Ordinary Shares, one (1) times the number of securities of the acquiring corporation, that each shareholder of the Company is entitled to for each Ordinary Share.

Redemption. Our Board may redeem the Rights for no consideration at any time prior to such time that any person or group becomes an Acquiring Person. If our Board redeems any Rights, it must redeem all of the Rights. The redemption of the Rights by the Board may be made effective at such time, on such basis and with such conditions as the Board, in its sole discretion, may establish.

Exchange. The Board may, at its option, at any time after any Person becomes an Acquiring Person, determine, and instruct the Rights Agent, to exchange all or part of the then outstanding and exercisable Rights (except for Rights that have become void) for ADSs at an exchange ratio of one (1) ADS per Right, appropriately adjusted to reflect any adjustment in the number of Rights (the “Exchange Ratio”). However, the Board will not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit or stock ownership plan of the Company or any such Subsidiary, or any entity holding Ordinary Shares for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Ordinary Shares then outstanding.

Immediately upon the action of the Board ordering the foregoing exchange, the right to exercise the Rights that are to be exchanged will terminate and the only right thereafter of a holder of such Rights shall be to receive that number of ADSs equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. In the event that there shall not be sufficient Ordinary Shares issued but not outstanding or authorized but unissued to permit any exchange of Rights, the Company will take all such action as may be necessary to authorize additional Ordinary Shares for issuance upon exchange of the Rights.

Compliance with Law. The Rights Agreement shall not be deemed as limiting the Board from taking any actions (or refraining from taking actions), which the Board reasonably believes are required to adhere with applicable law, including without limitations, the Israeli Companies Law – 1999, and any applicable fiduciary duties.

Anti-Dilution Provisions. Our Board may adjust the purchase price of the ADSs, the number of ADSs issuable and the number of outstanding Rights to prevent dilution that may occur from a share dividend, a share split, or a reclassification of the Ordinary Shares or ADSs. No adjustments to the exercise price of less than 1% will be made.

Amendments. The terms of the Rights Agreement may be amended by our Board without the consent of the holders of the Rights. After a person or group becomes an Acquiring Person, our Board may not amend the Rights Agreement in a way that adversely affects holders of the Rights (other than an Acquiring Person or an Affiliate or Associate thereof).

Expiration. The Rights will expire on February 1, 2027.

Exhibit D

Authorized Representatives

Date: February 2, 2026

This Exhibit D is provided in connection with the Rights Agreement dated February 2, 2026 (the “Agreement”) between Nano Dimension Ltd. (the “Company”) and The Bank of New York Mellon (the “Agent”).

Each of the following individuals is hereby designated as an “Authorized Representative” of the Company for purposes of the Agreement.

Specimen Signature

Name	David Stehlin	/s/ David Stehlin
Title	Chief Executive Officer
Phone
E-mail Address	***
Name	John Brenton	/s/ John Brenton
Title	Chief Financial Officer
Phone
E-mail Address	***

Terms not specifically defined in this Exhibit D shall have the meanings given to them in the Agreement.

The Agent may at all times rely on the most recently dated Exhibit D to the Agreement received by it from the Company.

For clarification, the Agent is not obligated to verify signatures nor issue nor require any security IDs, passwords or other security codes in connection with its interaction with Authorized Representatives. The Company understands the risks inherent in the use of any such unsecure method of instruction delivery and agrees the Agent shall be entitled to conclusively presume that all such instructions are duly authorized and delivered and shall be further entitled to act thereon without further inquiry.

NANO DIMENSION LTD.

By:
Name: John Brenton
Title: Chief Financial Officer